UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 12, 2025

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

MO	001-38481	43-0903811
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The NASDAQ Global Select Market
Depositary Shares, each representing a 1/400th interest in a share of 7.00% Fixed-Rate Reset Non- Cumulative Perpetual Preferred Stock, Series A	UMBFP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 12, 2025, UMB Financial Corporation (the “Company”) issued a press release announcing that it will redeem all outstanding shares of its 7.000% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”).

The Series A Preferred Stock (CUSIP: 902788 306) will be redeemed at a redemption price of $10,000 per share of preferred stock. All 11,500 outstanding shares of the Series A Preferred Stock will be redeemed on the dividend payment date of July 15, 2025.

Regular dividends on the outstanding shares of the Series A Preferred Stock will be paid separately on July 15, 2025 to holders of record as of the close of business on June 30, 2025, in the customary manner. On and after the redemption date, all dividends on the shares of Series A Preferred Stock will cease to accrue.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 12, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

Date: June 12, 2025	By:	/s/ Ram Shankar
	Name:	Ram Shankar
	Title:	Chief Financial Officer